Exhibit 99.1

Zedge Announces Third-Quarter Fiscal 2022 Results

Revenue growth of 19%; Net Income of $0.8 million; Adjusted EBITDA1 of $2.9 million

Closed transformational GuruShots acquisition in mid-April

New York, NY – June 13, 2022: Zedge, Inc. (NYSE AMERICAN: ZDGE), a leader in building marketplaces and games around digital content that enable self-expression, today announced results for its third-quarter fiscal year 2022 ended April 30, 2022.

“The highlight of our third quarter was the transformational acquisition of GuruShots, ‘The World’s Greatest Photography Game,’ which closed on April 12,” said Jonathan Reich, chief executive officer. “We believe that GuruShots has the ability to materially accelerate revenue growth as a stand-alone asset, and if we are successful in realizing the abundant synergies from the acquisition, the potential is truly beyond exciting for the combined company.

“Looking at our financial performance, GuruShots’ revenue contribution was minimal this quarter in light of the timing of the closing and, as expected, it reported losses. Despite this, our consolidated Adjusted EBITDA grew faster than revenue and Zedge Premium’s Gross Transaction Value (GTV)2 increased by 63% on the heels of steadily increasing NFT sales in the marketplace.

“Additionally, we successfully navigated several headwinds during the quarter, many of which we believe are transitory in nature. These included MAU2 declines which impacted advertising and subscription revenue growth rates and active subscription2 numbers, as well as the push out of the introduction of important social and community features for the Zedge app, which we believe will stem the tide of declining MAU, especially in well-developed markets. On a positive note, we benefitted from the $2 million payment from AppLovin tied to our transition to its Max platform and are pleased to report that it is outperforming our previous vendor’s solution.”

Fiscal Third-Quarter Highlights (Fiscal 2022 versus Fiscal 2021)

●	Revenue increased 18.6% to $6.2 million versus $5.3 million;
●	Subscription revenue increased 1.2% and active subscriptions decreased 5.3%;
●	Operating income and operating margin of $1.3 million and 21.5% versus $2.0 million and 37.7%, respectively;
●	Net income and diluted EPS of $0.8 million and $0.05 versus $2.4 million and $0.17, respectively;
●	Cash flow from operations was $5.6 million, including the one-time $2 million integration payment from AppLovin, versus $4.0 million;
●	Adjusted EBITDA increased 21.8% to $2.9 million versus $2.4 million;
●	MAU decreased by 7.0%;
●	Zedge Premium GTV increased 62.7% to $0.41 million.

Select Financial Metrics: Third-Quarter Fiscal 2022 versus Fiscal 2021 as of 4/30/22*

(in $M except for EPS)	Q3 ’22	Q3 ’21	Change	YTD 2022	YTD 2021	Change
Total Revenue	$6.2	$5.3	18.6%	$19.2	$14.3	33.8%
Advertising Revenue	$4.5	$4.2	7.1%	$14.5	$11.7	24.1%
Subscription Revenue	$0.9	$0.9	1.2%	$2.8	$2.4	19.7%
Other Revenue	$0.8	$0.1	530.2%	$1.8	$0.4	407.8%
Operating Income	$1.3	$2.0	-32.2%	$7.0	$5.6	25.9%
Operating Margin	21.5%	37.7%		36.7%	39.0%
Net Income	$0.8	$2.4	-67.2%	$5.2	$5.8	-10.2%
Diluted Earnings Per Share	$0.05	$0.17	-70.6%	$0.35	$0.43	-18.6%
Adjusted EBITDA	$2.9	$2.4	21.8%	$10.1	$7.1	43.5%
Cash Flow from Operations	$5.6	$4.0	41.7%	$11.3	$7.7	46.2%
Zedge Premium - Gross Transaction Value (GTV)	$0.41	$0.25	62.7%	$1.17	$0.67	74.8%

nm	= not measurable/meaningful
*	numbers may not add due to rounding

Select Zedge App Metrics: Third-Quarter Fiscal 2022 versus Fiscal 2021*

(in MM except for ARPMAU and where noted)	Q3 ’22	Q3 ’21	Change
Total Installs - Cumulative	556.0	496.6	12.0%
MAU	32.1	34.5	-7.0%
Well-developed Markets	7.5	8.9	-15.7%
Emerging Markets	24.6	25.6	-3.9%
ARPMAU[2]	$0.052	$0.049	7.8%
Active Subscriptions (in 000s)	713	753	-5.3%

*	numbers may not add due to rounding

[1]	Throughout this release, Adjusted EBITDA is a Non-GAAP financial measure intended to provide useful information that supplements Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measure at the end of this release for an explanation of Zedge’s formulation of Adjusted EBITDA and reconciliations to the most directly comparable GAAP measure.

[2]	We use the following business metrics in this release because we believe they are useful in evaluating Zedge as an investment.

●	Monthly active users, or MAU, captures the number of unique users that used our Zedge App during the previous 30-days of the relevant period, is useful for evaluating consumer engagement with our app which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base.
●	Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through the Zedge Premium Marketplace. As Zedge Premium is an internal focus for growth, we believe that this metric will help investors evaluate the progress we are making in growing this part of our business.
●	Average Revenue Per Monthly Active User for our Zedge app, or ARPMAU, is a useful statistic in evaluating how well we are monetizing our user base.
●	An Active Subscription is a subscription that has commenced and not been canceled, including paused subscriptions, and subscriptions in free trials, grace periods, or account hold.
●	Total Installs - Cumulative is a measure of the cumulative number of times our Zedge app has been downloaded since inception.

Trended Financial Information*

(in $M except for EPS, ARPMAU, Paid Subscriptions)	Q121	Q221	Q321	Q421	Q122	Q222	Q322	FY 2020	FY 2021	YTD FY 2022
Total Revenue	$3.8	$5.3	$5.3	$5.2	$6.0	$6.9	$6.2	$9.5	$19.6	$19.2
Advertising Revenue	$3.0	$4.4	$4.3	$4.2	$4.6	$5.4	$4.5	$7.4	$15.7	$14.5
Subscription Revenue	$0.7	$0.8	$0.9	$1.0	$1.0	$1.0	$0.9	$1.6	$3.2	$2.8
Other Revenue	$0.1	$0.1	$0.1	$0.2	$0.5	$0.5	$0.8	$0.5	$0.5	$1.8
Operating (loss) Income	$1.1	$2.5	$2.0	$2.2	$2.6	$3.1	$1.3	$(0.4)	$7.8	$7.0
Net (loss) Income	$1.0	$2.3	$2.4	$2.5	$2.1	$2.3	$0.8	$(0.6)	$8.2	$5.2
Diluted Earnings (Loss) Per Share	$0.08	$0.17	$0.17	$0.17	$0.14	$0.16	$0.05	$(0.05)	$0.59	$0.35
Adjusted EBITDA	$1.6	$3.1	$2.4	$2.9	$3.3	$4.0	$2.9	$1.5	$9.9	$10.1
Cash Flow from Operations	$1.5	$2.3	$4.0	$2.4	$2.7	$3.0	$5.6	$2.1	$10.1	$11.3
Zedge Premium – GTV	$0.21	$0.21	$0.25	$0.27	$0.33	$0.43	$0.41	$0.73	$0.95	$1.17
MAU	32.4	35.4	34.5	34.4	34.2	36.3	32.1	nm	nm	nm
Well-developed Markets	9.2	9.5	8.9	8.5	8.4	8.5	7.5	nm	nm	nm
Emerging Markets	23.2	25.9	25.6	25.9	25.8	27.8	24.6	nm	nm	nm
ARPMAU	$0.036	$0.049	$0.049	$0.050	$0.053	$0.060	$0.052	nm	nm	nm
Active Subscriptions (in 000s)	609	711	753	752	763	762	713	504	752	713

nm	= not measurable/meaningful
*	numbers may not add due to rounding

Fiscal 2022 Commentary

“We remain cautiously optimistic about our fourth quarter as MAU trends have been moving in the right direction to date. We also expect a number of product enhancements to be released in June including most of the new social and community features for the Zedge app that were delayed by the AppLovin transition; new NFT features and capabilities, including adding wallpapers as a content category, adding audio functionality to video wallpaper NFTs and allowing numbered editions of up to 100 copies of the same NFT versus one today; and finally the launch of the new Emojipedia website, with localized support in five languages beyond English. Given the timing of these introductions, and the consolidation of a full quarter of GuruShots results, we are adjusting our revenue guidance for fiscal year 2022 to over 30% growth as we expect to realize the bulk of these benefits in fiscal 2023. Additionally, despite a full-quarter of GuruShots losses, we still expect to see growth in Adjusted EBITDA and cash flow from operations for fiscal 2022,” concluded Reich.

Earnings Announcement and Supplemental Information

Zedge’s earnings release will be filed on Form 8-K and posted on the Zedge investor relations website (https://investor.zedge.net) at approximately 4:10 p.m. Eastern on June 13, 2022. Management will host an earnings conference call beginning at 4:30 p.m. Eastern. Management’s presentation of the results, outlook and strategy will be followed by Q&A with investors.

To participate in the call, please dial Toll Free: 888-506-0062 or International: 973-528-0011, at least five minutes before the 4:30PM Eastern start. Please ask for the Zedge earnings conference call with Participant Access Code: 971862

The call will also be webcast through the Zedge investor relations website: https://investor.zedge.net and will be available through Tuesday, June 13, 2023.

Following the call and continuing through Monday, June 27, 2022, a call replay will be available by dialing Toll Free: 877-481-4010 or International: 919-882-2331 and entering the replay access code: 45764

About Zedge

Zedge builds marketplaces and games around digital content that people use to express themselves. We monetize our user base through advertising, subscriptions, and a virtual token-based economy. Our leading products are the GuruShots photography game and Zedge’s freemium digital content marketplace, which today offers mobile phone wallpapers, video wallpapers, ringtones, and notification sounds. The synergy between the game and the marketplace unlocks additional engagement and enables our community to earn money from their artwork. We also own Emojipedia, a website that is the leading source of information about emojis. In May 2022, we served more than 40 million users. For more information, visit https://www.investors.zedge.net

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

ir@zedge.net

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

	April 30,	July 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$17,095	$24,908
Trade accounts receivable, net of allowance of $0 at April 30, 2022 and July 31, 2021	2,718	2,545
Prepaid expenses	298	111
Other current assets	211	49
Total current assets	20,322	27,613
Property and equipment, net	1,716	1,980
Intangible assets, net	21,602	-
Goodwill	11,031	2,262
Deferred tax assets, net	560	477
Other assets	436	5,145
Total assets	$55,667	$37,477
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,425	$585
Acquisitions related contingent consideration and deferred payment payable	4,358	-
Accrued expenses and other current liabilities	4,422	1,771
Deferred revenues	3,724	1,821
Total current liabilities	13,929	4,177
Contingent consideration payable	2,508	-
Other liabilities	101	145
Total liabilities	16,538	4,322
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued and outstanding	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at April 30, 2022 and July 31, 2021	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 14,575 shares issued and 14,502 shares outstanding at April 30, 2022, and 13,923 shares issued and 13,865 outstanding at July 31, 2021	146	139
Additional paid-in capital	42,955	41,664
Accumulated other comprehensive loss	(1,272)	(997)
Accumulated deficit	(2,371)	(7,554)
Treasury stock, 74 shares at April 30, 2022 and 58 shares at July 31, 2021, at cost	(334)	(102)
Total stockholders’ equity	39,129	33,155
Total liabilities and stockholders’ equity	$55,667	$37,477

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2022	2021	2022	2021
Revenues	$6,230	$5,252	$19,173	$14,328
Costs and expenses:
Direct cost of revenues (excluding amortization of capitalized software and technology development costs which is included below)	401	290	1,053	907
Selling, general and administrative	4,064	2,694	9,902	6,859
Depreciation and amortization	423	289	1,181	972
Income from operations	1,342	1,979	7,037	5,590
Interest and other income, net	15	9	42	14
Net (loss) gain resulting from foreign exchange transactions	(125)	(12)	(220)	21
Income before income taxes	1,232	1,976	6,859	5,625
Provision for (benefit from) income taxes	429	(473)	1,676	(147)
Net Income	$803	$2,449	$5,183	$5,772
Other comprehensive (loss) income:
Changes in foreign currency translation adjustment	(195)	129	(275)	335
Total other comprehensive (loss) income	(195)	129	(275)	335
Total comprehensive income	$608	$2,578	$4,908	$6,107
Income per share attributable to Zedge, Inc. common stockholders:
Basic	$0.06	$0.18	$0.36	$0.46
Diluted	$0.05	$0.17	$0.35	$0.43
Weighted-average number of shares used in calculation of income per share:
Basic	14,307	13,676	14,295	12,531
Diluted	14,859	14,570	14,974	13,323

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	April 30,
	2022	2021

Operating activities
Net income	$5,183	$5,772
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,181	972
Stock-based compensation	1,291	488
Deferred income taxes	(83)	(542)
Change in assets and liabilities:
Trade accounts receivable	64	(1,336)
Prepaid expenses and other current assets	(274)	171
Other assets	7	75
Trade accounts payable and accrued expenses	2,042	1,651
Deferred revenue	1,903	486
Net cash provided by operating activities	11,314	7,737
Investing activities
Payments for business combination, net of cash acquired	(17,422)	-
Payments for asset acquisitions	(917)	-
Capitalized software and technology development costs and purchase of equipment	(468)	(543)
Investment in private company	-	(50)
Net cash used in investing activities	(18,807)	(593)
Financing activities
Proceeds from sales of Class B Common Stock	-	12,355
Payment of issuance costs	-	(469)
Repayment of insurance premium loan payable	-	(161)
Proceeds from exercise of stock options	7	819
Purchase of treasury stock in connection with restricted stock vesting	(232)	(26)
Net cash (used in) provided by financing activities	(225)	12,518
Effect of exchange rate changes on cash and cash equivalents	(95)	142
Net (decrease) increase in cash and cash equivalents	(7,813)	19,804
Cash and cash equivalents at beginning of period	24,908	5,111
Cash and cash equivalents at end of period	$17,095	$24,915

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for income taxes	$309	$1
Cash payments made for interest expenses	$-	$2

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Contingent consideration related to business acquisition	$5,904	$-
Right-of-use assets acquired under operating leases	$86	$-
Acquistion of Emojipedia through release of escrow funds of $4,776, due to seller of $1,923 and legal fee of $12	$6,711	$-
Accounts receivable from certain Emojipedia websites collected by Seller	$45	$-
Note payable issued for insurance premium financing	$-	$181

Use of Adjusted EBITDA as a Non-GAAP Measure

Adjusted EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization, stock compensation expense, transaction-related expenses and other non-recurring expenses. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA into reported revenue. These metrics represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that these measures are useful in evaluating our core operating results. However, Adjusted EBITDA and Adjusted EBITDA margin are not measures of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income or operating income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

Reconciliation of Adjusted EBITDA to Net Income	Q121	Q221	Q321	Q421	Q122	Q222	Q322	FY 2020	FY 2021	YTD FY 2022
Net Income	$1.0	$2.3	$2.4	$2.5	$2.1	$2.3	$0.8	$(0.6)	$8.2	$5.2
Excluding:
Interest and other income (expense), net	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)
Provision for (benefit from) income taxes	$0.0	$0.3	$(0.5)	$(0.1)	$0.5	$0.7	$0.4	$0.0	$(0.2)	$1.7
Depreciation and amortization	$0.4	$0.3	$0.3	$0.3	$0.4	$0.4	$0.4	$1.6	$1.3	$1.2
Stock-based compensation	$0.2	$0.2	$0.1	$0.2	$0.3	$0.5	$0.5	$0.5	$0.7	$1.3
Transaction costs related to business combination	$0.0	$0.0	$0.0	$0.0	$0.0	$0.1	$0.7	$0.0	$0.0	$0.9
Adjusted EBITDA	$1.6	$3.1	$2.4	$2.9	$3.3	$4.0	$2.9	$1.5	$9.9	$10.1
Adjusted EBITDA Margin	43.8%	57.7%	44.8%	54.6%	54.7%	57.6%	46.0%	15.9%	50.7%	52.9%

*	numbers may not add due to rounding